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                                                                  Exhibit 2.2.14

                             POST-CLOSING AGREEMENT

     THIS POST-CLOSING AGREEMENT (this "Agreement") is made and entered into as of February 22, 2006 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and FUEL HOLDING COMPANY LLC (f/k/a Northland Fuel
LLC), a Delaware limited liability company ("Northland Fuel"), YF LLC (f/k/a Yukon Fuel Company LLC, successor by conversion to Yukon Fuel Company), an Alaska limited liability company ("YFC"), NV FUEL LLC (f/k/a Northland Vessel Leasing Company LLC), a Delaware limited liability company ("NVLC"), and BARGE LINES, LLC (f/k/a Yutana Barge Lines, LLC), a Delaware limited liability company ("YBL"; collectively with Northland Fuel, YFC and NVLC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, Purchaser and Sellers are party to that certain Purchase Agreement dated as of July 9, 2004 (as amended, the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined) among Northland Fuel, YFC, NVLC and Purchaser, and the YBL Purchase Agreement referenced therein, pursuant to which Purchaser has purchased from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

     WHEREAS, the Parties have, pursuant to Section 2.2(b) of the Purchase Agreement and Section 2.2(b) of the YBL Purchase Agreement, agreed on the final calculation of net working capital with respect to taxes, and desire to set forth certain agreements with respect to such calculation.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

     Section 1. Calculation of "Income Tax Payable" Liabilities. The undersigned hereby acknowledge that the Parties have agreed on the calculation of "Income Tax Payable" liabilities as provided in Section 2.2(b)(iii) and (iv) of the Purchase Agreement, and the final calculation of the Final SOG Adjusted NWC, the Final YFC Adjusted NWC and the "Adjusted NWC" (as defined in the YBL Purchase Agreement). The undersigned hereby agree that the estimate of "Income Tax Payable" liabilities at Closing included in the calculations of the Preliminary SOG Adjusted NWC, Preliminary YFC Adjusted NWC and the "Preliminary Adjusted NWC" (as defined in the YBL Purchase Agreement) was equal to $1,514,158, and the final calculation of "Income Tax Payable" liabilities is equal to $1,385,184. Notwithstanding any provision of the Purchase Agreement or the YBL Purchase Agreement to the contrary, the undersigned hereby agree that payment of $128,974 is due from Purchaser to Northland Fuel, pursuant to Section 2.2(b)(vi) of the Purchase Agreement, with respect to the agreed calculation of "Income Tax Payable" liabilities. Payment shall be made by Purchaser to Northland Fuel no later than ten (10)


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days after the date hereof.  The Parties agree that such payment is in full satisfaction of, and each Party releases each other Party from, any claim for payment pursuant to Section 2.2(b) of the Purchase Agreement or Section 2.2(b) of the YBL Purchase Agreement.

     Section 2. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

     Section 3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

     Section 4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature page follows]


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                         CROWLEY MARINE SERVICES, INC.



                         By: /s/ Richard L. Swinton
                            ---------------------------------------------------
                         Name: Richard L.Swinton
                              -------------------------------------------------
                         Title: Ass't Treasurer
                               ------------------------------------------------



                         FUEL HOLDING COMPANY LLC (f/k/a NORTHLAND FUEL LLC)



                         By: /s/ Michael J. Doan
                            ---------------------------------------------------
                         Name: Michael J. Doan
                              -------------------------------------------------
                         Title: VP & Secretary
                               ------------------------------------------------



                         YF LLC (f/k/a YUKON FUEL COMPANY LLC)



                         By: /s/ Michael J. Doan
                            ---------------------------------------------------
                         Name: Michael J. Doan
                              -------------------------------------------------
                         Title: President
                               ------------------------------------------------



                         NV FUEL LLC (f/k/a NORTHLAND
                         VESSEL LEASING COMPANY LLC)



                         By: /s/ Michael J. Doan
                            ---------------------------------------------------
                         Name: Michael J. Doan
                              -------------------------------------------------
                         Title: VP of Fuel Holding Company LLC, its sole member
                               ------------------------------------------------



                         BARGE LINES, LLC (f/k/a YUTANA BARGE LINES, LLC)



                         By: /s/ Michael J. Doan
                            ---------------------------------------------------
                         Name: Michael J. Doan
                              -------------------------------------------------
                         Title: Manager
                               ------------------------------------------------



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